NEWS RELEASE

                                                          FOR IMMEDIATE RELEASE


CONTACT:
Elizabeth Goode, Director Marketing
(661) 295-5600, ext. 2632
goodee@3dsystems.com

Self & Associates (Investor Relations)
Trudy Self, (909) 336-5685
tmself@aol.com


    3D SYSTEMS ANNOUNCES PRIVATE PLACEMENT OF $20.6 MILLION OF 6% CONVERTIBLE
                            SUBORDINATED DEBENTURES

     VALENCIA, Calif. - December 1, 2003. 3D Systems Corp. (NASDAQ: TDSC) announced today that it has privately placed $20,659,000 of 6% convertible subordinated debentures that mature on November 30, 2013. The debentures are convertible into shares of the Company's common stock at $10.18 per share, which represents an 18% premium to the fair market value at the time of their original issuance. The Company used a portion of the net proceeds to repay the outstanding balance owed under its credit facility with U.S. Bank and intends to use the remainder of the net proceeds for working capital purposes.

     The Debentures have not been registered under the Securities Act of 1933, as amended, and neither the Debentures, nor the common stock into which the Debentures are convertible, may be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act.


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